                                                                    EXHIBIT 32.2

  CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
                (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

         In connection with the Quarterly Report of Quinton Cardiology Systems (the Company) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael
K. Matysik, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                           By: /s/ Michael K. Matysik
                                               ----------------------
                                               Michael K. Matysik
                                               Chief Financial Officer

          Date: August 14, 2003

         A signed original of this written statement required by Section 906 has been provided to Quinton Cardiology Systems, Inc. and will be retained by Quinton Cardiology Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.